Execution Version
NINTH AMENDMENT TO
SECURED CREDIT AGREEMENT
AND CONSENT AND WAIVER
THIS NINTH AMENDMENT TO SECURED CREDIT AGREEMENT AND CONSENT AND WAIVER (this "Amendment" or this "Ninth Amendment") is made and entered into as of the 22day of September, 2011, by and among Cycle Country Accessories Corporation, an Iowa corporation and Cycle Country Accessories Corp., a Nevada corporation (collectively, the "Borrowers") and Bank Midwest, an Iowa state bank ("Lender").
RECITALS

A.
The Borrowers and the Lender are parties to that certain Secured Credit Agreement dated as of August 21, 2001, as amended by the First Amendment to Secured Credit Agreement dated as of July 22, 2002; the Second Amendment to Secured Credit Agreement dated as of May 30, 2003; the Third Amendment to Secured Credit Agreement dated as of June 25, 2003; the Fourth Amendment to Secured Credit Agreement dated as of January 1, 2005; the Fifth Amendment to Secured Credit Agreement dated as of April 29, 2005; the Sixth Amendment to Secured Credit Agreement dated as of December 22, 2006; the Seventh Amendment and Waiver to Secured Credit Agreement dated as of January 17, 2011, and the Eighth Amendment to Secured Credit Agreement dated as of March 30, 2011 (as so amended, the "Credit Agreement"), whereby Lender extended certain credit facilities to the Borrowers upon the terms and conditions set forth in the Credit Agreement. Capitalized terms not otherwise defined in this Amendment shall have the meanings given them in the Credit Agreement.

B.
The Borrowers have requested the Lender to further amend the Credit Agreement as set forth herein to, among other things; increase the Revolving Credit Commitment up and until the Approved Sale Closing Date, and the Lender is willing to agree to such amendments, all upon and subject to the terms and conditions set forth herein.

C.
The Borrowers have requested that Lender provide all waivers and consents necessary for the Borrowers to enter into and consummate the transactions contemplated by and through the Approved Sale Agreement and to, upon its receipt of the Initial Approved Sale Payment, release its security interest in the Sale Assets.

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

	a.	Section 1.1 of the Credit Agreement is hereby amended by deleting the Section in its entirety and substituting the following therefor:

Subject to the terms and conditions hereof, the Lender agrees to extend a revolving credit (the "Revolving Credit") to the Borrowers which may be availed of by the Borrowers from time to time during the period from and including the date hereof to but not including the Termination Date, at which time the commitments of the Lender to extend credit under the Revolving Credit shall expire. The maximum amount of Revolving Credit which Lender agrees to extend to Cycle Country Iowa shall not exceed the lesser of (i) the Revolving Credit Commitment, or (ii) the Borrowing Base as determined on the most recent Borrowing Base Certificate. During the period from and including the date hereof to but not including the Termination Date, Cycle Country Iowa may use the Revolving Credit Commitment by borrowing, repaying and reborrowing Revolving Credit Loans in whole or in part.

	b.	Section 1.2 of the Credit Agreement is hereby amended by deleting the Section in its entirety and substituting the following therefor:

Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Borrowers in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") to Cycle Country Iowa, as the operating company. Each Revolving Credit Loan shall be in a minimum amount of $10,000. Each advance made by the Lender of a Revolving Credit Loan shall be made against and evidenced by a Revolving Credit Note of the Borrowers (each, a "Revolving Credit Note" and together, the "Revolving Credit Notes") payable to the order of the Lender in the principal amount stated thereon; provided, however, that the aggregate principal amount set forth on the Revolving Credit Notes shall not exceed the Revolving Credit Commitment. Each Revolving Credit Note shall be dated the date of issuance thereof, bear interest as set forth in Section 2 hereof, and mature on the Termination Date. Unless a Revolving Note sets forth a different time upon which interest is payable, interest on the Revolving Credit Notes shall be payable monthly on the 25th day of each month (commencing September 25, 2011) and at maturity of the Revolving Credit Notes (whether by lapse of time, acceleration or otherwise). Interest after maturity shall be due and payable upon demand. Without regard to the principal amount of Revolving Credit Notes stated on the faces of such notes, the actual principal amount at any time outstanding and owing by the Borrowers on account of the Revolving Credit Notes shall be the sum of all advances theretofore made under this Section less all payments of principal actually received.

Immediately prior to the date of the Ninth Amendment, Lender issued and there was then outstanding the following Revolving Credit Notes of Borrowers: Note # 5003694, issued on January 5, 2005 in the original principal amount of $1,000,000 and with an outstanding principal balance, as of the date of this Amendment, of $1,000,000; Note # 5005619, originally issued on July 16, 2010, with a current principal amount of $1,000,000, and with an outstanding principal balance, as of the date of the Ninth Amendment, of $1,000,000.

Subject to the terms and conditions of this Agreement, including without limitation the terms of the Ninth Amendment, effective upon the date of the

Ninth Amendment, the Lender agrees that the aggregate principal amount of Revolving Credit Loans will be $4,100,000 (the "2011 Revolving Loan") (the temporary increase of available credit and subsequent reduction is reflected in the amended definition of Revolving Credit Commitment set forth in the Ninth Amendment). The 2011 Revolving Loan shall be evidenced by the Amended and Restated Revolving Credit Note of the Borrowers substantially in the form (with appropriate insertions) attached as Exhibit A to the Ninth Amendment payable to order of the Lender (the "Amended and Restated Revolving Note") in the principal amount of $4,100,000.

The Amended and Restated Revolving Note, amends and restates Note # 5003694 and Note # 5005619 in their entirety and acts, in part to temporarily increase the Revolving Credit Commitment and to amend the maturity to the Termination Date, and is not intended as a novation of any Obligations.

All amounts due and owing with respect to the Revolving Credit shall be due and payable on the Termination Date, unless due and payable sooner pursuant to the terms of this Agreement.

c.	The fourth unlettered paragraph of Section 1.3 of the Credit Agreement is hereby amended by deleting that paragraph in its entirety and substituting the following therefor:

The Term Note Three shall be dated April 28, 2008 (the date of issuance thereof), bear interest as set forth in Section 2 hereof, and be payable as follows:

i.	equal monthly installments of principal and interest of $14,567.20 shall be due and payable commencing on May 25, 2008, and on the 25th day of each month thereafter, to and including January 1, 2012,

ii.
the entire unpaid principal balance of the Term Loan evidenced by Term Note Three and any unpaid interest thereon shall be due and payable in full on January 1, 2012, the final maturity of Term Note Three. Interest after maturity shall be due and payable upon demand.

All repayments on the Term Notes shall be applied first to interest owing thereunder and the balance, if any, to the reduction of principal. The monthly payment amounts shall not be affected by changes in the Prime Rate, where applicable, but such changes will affect the final payment due at maturity (whether by lapse of time, acceleration, or otherwise) of the Term Notes. Principal payments made by the Borrowers on the Term Loan may not be reborrowed.

d.	The first unlettered paragraph of Section 2.1 of the Credit Agreement is hereby amended by deleting the Section in its entirety and substituting the following therefor:

The Revolving Credit Loans shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided) at rate per annum equal to nine percent (9%). If the Revolving Credit Loans or any part thereof are not paid when due (whether by lapse of time, acceleration, mandatory prepayment or otherwise) the Revolving Credit Loans shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided), whether before or after judgment, until payment in full thereof at a rate per annum equal to eighteen percent (18%).

e.	Article 3 of the Credit Agreement is hereby amended to add the following new Section 3.10 thereto:

Section 3.10. Other Mandatory Prepayments

Any amounts received by the Borrowers in connection with the Approved Sale shall be paid to the Lender to be applied against amounts owed as provided herein. Borrowers shall cause Kolpin Outdoors, Inc. or its successor or assign, as the buyer of the Sale Assets, to pay the amounts set forth below directly to Lender, pursuant to the terms of that certain Side Letter, which will constitute mandatory prepayment and be due and payable on the following dates:

(a)	$3,200,000, or such amount as is owing after adjustment pursuant to the Approved Sale Agreement, on the Approved Sale Closing Date (the "Initial Approved Sale Payment");

(b)	$333,333, or such amount as is owing after adjustment pursuant to the Approved Sale Agreement, on the date that is 30 days after the Approved Sale Closing Date;

(c)	$333,333, or such amount as is owing after adjustment pursuant to the Approved Sale Agreement, on January 1, 2012;

(d)	$333,334, or such amount as is owing after adjustment pursuant to the Approved Sale Agreement, on April 1, 2012

(e)
Any other payments due Borrowers under the Approved Sale Agreement, including, without limitation, any Contingent Payments (as defined in the Approved Sale Agreement), or such amount as is owing after adjustment pursuant to the Approved Sale Agreement, until complete satisfaction of all Obligations and cancellation of all Notes and other accommodations provided by Lender under this Agreement.

Lender will apply amounts received to the Obligations pursuant to Section 3.6 of this Agreement. When applying amounts received pursuant to this Section 3.10, such amounts shall be applied first to the costs, fees expenses and interest as set forth in Section 3.6(a) through (b); then, when applying amounts received to principal as provided in Section 3.6(c), such amounts will be applied:

(a)	to the payment of the principal balance of the Amended and Restated Revolving Note;

(b)	then, to the extent that any funds remain, to the principal balance of Term Note Three;

(c)
then, to the extent that any funds remain, such funds shall be divided and two-thirds of such amount shall be applied to Term Note One and one-third shall be returned to the Borrowers; provided however, that if an Event of Default has occurred or is occurring or any event occurred or failed to occur which, with the passage of time, would give rise to an Event of Default the entire amount of any remaining funds will be applied to Term Loan One and all other Obligations.

f.	Section 4.1 of the Credit Agreement is hereby amended as follows:

	(i)	The definition of "Amended and Restated Revolving Note" is hereby added as a new definition:

"Amended and Restated Revolving Note" is defined in Section 1.2 hereof.

	(ii)	The definition of "Approved Sale" is hereby added as a new definition:

"Approved Sale" means the sale of the Sale Assets by the Borrowers to Kolpin Outdoors, Inc. pursuant to the Approved Sale Agreement.

	(iii)	The definition of "Approved Sale Agreement" is hereby added as a new definition:

"Approved Sale Agreement" means that certain Asset Purchase Agreement for the sale by Borrowers of the Sale Assets to Kolpin Outdoors, Inc. dated as of August 26, 2011, the form of which was approved by the Lender.

	(iv)	The definition of "Approved Sale Closing Date" is hereby added as a new definition:

"Approved Sale Closing Date" means the earlier of: (i) the date upon which the Approved Sale closes according to its terms; (ii) the date of termination of the Approved Sale as provided in the Approved Sale Agreement or otherwise; or (iii) November 1, 2011.

	(v)	The definition of "Borrowing Base" is hereby deleted and the following substituted in lieu thereof:

"Borrowing Base" means, as of any time the same as to be determined, the sum at such time of:

(a) 80% of the then outstanding unpaid balance of Eligible Accounts, and

(b) 50% of the Loan Value of Eligible Inventory.

(vi)	The definition of "Initial Approved Sale Payment" is hereby added as a new definition:

"Initial Approved Sale Payment" is defined in Section 3.10 hereof.

(vii)	The definition of "Lockbox Agreement" is hereby added as a new definition:

"Lockbox Agreement" means that certain Lockbox Agreement exected and delivered by the Borrowers and the Lender, dated September 22, 2011.

(viii)	The definition of "Ninth Amendment" is hereby added as a new definition:

"Ninth Amendment" means the Ninth Amendment to Secured Credit Agreement dated as of September 22, 2011, by and between the Borrowers and the Lender.

(ix)	The definition of "Revolving Credit Commitment" is hereby deleted and the following substituted in lieu thereof:

"Revolving Credit Commitment" shall mean as of any date prior to Approved Sale Closing Date the principal amount of $4,100,000, and as of any date on and after the Approved Sale Closing Date to and including the Termination Date, the principal amount of $1,000,000.

(x)	The definition of "Sale Assets" is hereby added as a new definition:

"Sale Assets" means the assets identified in Exhibit B to the Ninth Amendment.

(xi)	The definition of "Security Documents" is hereby deleted and the following substituted in lieu thereof:

"Security Documents" means the Security Agreements, the UCC Financing Statements related thereto, the Existing Mortgage, the

New Mortgage, the Pledge Agreement and the Lockbox Agreement.

(xii) The definition of "Termination Date" is hereby deleted and the following substituted in lieu thereof:

"Termination Date" means (i) January 1, 2012, if such day is a Business Day, but if not then the Business Day immediately preceding such day, or (ii) such earlier date on which the Revolving Credit is terminated pursuant to Section 9 hereof.

g.	Subsections (a) and (h) of Section 8.5 of the Credit Agreement are hereby amended by deleting such subsections in their entirety and substituting the following in lieu thereof:

          (a) weekly, within 2 Business Days of the last day of the preceding week, a Borrowing Base Certificate in the form attached hereto as Exhibit C showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of the preceding week, prepared by Cycle Country Iowa and certified to by the Chief Financial Officer of Cycle Country Iowa;

          (h) weekly, within 2 Business Days of the last day of the preceding week, an aging of accounts receivable report in reasonable detail as of the close of business on the last day of such week, in form and content satisfactory to the Lender, including, without limitation, names of all payors; current amounts due, and other payment terms and historical information, prepared by Cycle Country Iowa and certified to by the Chief Financial Officer of the Borrowers in form and detail satisfactory to the Lender.

h.	Section 8.6 of the Credit Agreement is hereby amended by deleting the Section in its entirety and substituting the following in lieu thereof:

Section 8.6. Inspection and Field Audit.

The Borrowers will permit the Lender and/or its duly authorized representatives and agents to visit and inspect any of the Properties, corporate books, financial records and operations and businesses of the Borrowers, including without limitation, audits and inspections of inventory and accounts receivable, and to examine and make copies of the books of accounts and other financial records of the Borrowers, and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, its officers and independent public accountants (and by this provision the Borrowers authorizes such accountants to discuss with the Lender the finances and affairs of the Borrowers) at such times and in such intervals as the Lender may designate. The Borrowers shall pay or reimburse the Lender for all costs relating to such inspections.

i.	Section 9.1 of the Credit Agreement shall be amended as follows:

		(i)	Subsection (a) is hereby deleted and the following substituted in lieu thereof:

          (a) default in the payment when due (whether by lapse of time, acceleration, mandatory prepayment or otherwise) of any principal on the Notes, or default in payment for more than five (5) Business Days of the due date thereof of any interest on the Notes or any fee or other Obligation payable by the Borrowers hereunder or any other Loan Document; or

		(ii)	Additional subparagraphs (o) and (p) are hereby added to the end of such section which shall read as follows:

          (o) failure by Borrowers, for any reason, to send any communications, documentation or filings to the Securities Exchange Commission, or other regulatory body, necessary to take action on the Approved Sale by October 1, 2011, and upon approval of the Securities Exchange Commission, or other regulatory body, the submission of such communications, documentation or filings to the stockholders of the Borrowers within 2 Business Days of receiving such approval;

(p) failure by Borrowers, for any reason, to close the Approved Sale by the Approved Sale Closing Date.

j.
Notwithstanding any provision of the Credit Agreement or Loan Documents to the contrary, if any Term Note or any part thereof is not paid when due (whether by lapse of time, acceleration, mandatory prepayment or otherwise) the portion of the Term Loan evidenced by such Term Note shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided), whether before or after judgment, until paid in full thereof at a rate per annum equal to eighteen percent (18%).

2.	Consents, Waivers and Acknowledgment.

a.
Notwithstanding any provision of the Credit Agreement or other Loan Documents to the contrary; provided that no Event of Default has occurred or is occurring nor has any event occurred or failed to occur which, with the passage of time, would give rise to an Event of Default; and provided further that Borrowers have met all of the contingencies and conditions required under this Amendment and the Credit Agreement; upon the closing of the Approved Sale and receipt by the Lender of the Initial Approved Sale Payment and a certification by an officer of each Borrower in form and substance satisfactory to Lender certifying the absence of an Event of Default and reaffirmation of the representations and warranties set forth in this Amendment and the Credit Agreement as of date of the closing of the Approved Sale, Lender shall consent to the sale by the Borrowers of the Sale Assets to Kolpin Outdoors, Inc. pursuant to the

Approved Sale Agreement and shall, based upon satisfaction of the conditions set forth in prior provisions of this Section 2(a), release its security interest in the Sale Assets and further agrees to make any filings and take other commercially reasonable actions necessary to evidence such release.

b.
Notwithstanding the fact that the Borrowing Base may not support extension of such Revolving Credit, the Lender hereby grants the Borrowers the ability to borrow up to the Revolving Credit Commitment amount under the Revolving Credit provided in Section 1.1 of the Credit Agreement up and through the Approved Sale Closing Date, at which time the Borrowers will only be entitled to borrow the lesser of (i) the Revolving Credit Commitment, or (ii) the Borrowing Base. For avoidance of doubt, the day after the Approved Sale Closing Date the Borrowers are required to reduce the Revolving Credit to the lesser of (i) the Revolving Credit Commitment, or (ii) the Borrowing Base as required by the Credit Agreement. Any failure to so reduce the Revolving Credit will constitute an Event of Default under the Credit Agreement. Except as set forth above, nothing set forth herein or contemplated hereby is intended to constitute a waiver of (i) any rights or remedies available to the Lender under the Credit Agreement or any Loan Document referred to in the Credit Agreement or under applicable law (all of which rights and remedies are hereby expressly reserved to the Lender) or (ii) the Borrowers obligations to comply fully with any duty, term, condition, obligation or covenant contained in the Credit Agreement and the other Loan Documents referred to therein, including, without limitation, the requirement to submit weekly Borrowing Base Certificates and accounts receivable aging reports as required herein.

	c.	The Lender and the Borrowers acknowledge that Term Note Two was paid in full on April 25, 2011, and is no longer outstanding.

d.
For avoidance of doubt and as set forth and required by a prior amendment to the Credit Agreement, which is still in full force and effect, should the Borrowers refinance any of their current or future debt obligations with any Person other than the Lender, the Borrowers acknowledge that the Lender shall have the right to require the Borrowers to enter into a replacement credit agreement to govern the remaining Loans with terms and conditions acceptable to the Lender in its sole discretion, and to request additional security.

3.
Representations. Without limiting the generality of Section 10.6 of the Credit Agreement or any other term or provision thereof and in addition thereto to the extent necessary, the Borrowers represent and warrant to the Lender as follows: (i) the covenants, representations and warranties of the Borrowers as set forth in the Credit Agreement as amended by this Amendment are hereby made again as of the date hereof and are true and correct in all respects as of the date hereof, (ii)

as of the date hereof there is no Event of Default in existence that has not been waived, or any other act, omission, matter or other occurrence whatsoever which, with the giving of notice or the passage of time, or both, would give rise to or constitute an Event of Default; (iii) the Borrowers have delivered to the Lender a true and correct copy of the Approved Sale Agreement and all exhibits and documents related thereto, and the same has not been amended or modified in any respect (except that the parties to the Approved Sale Agreement may execute an amendment to such agreement extending the buyer's due diligence period, in which case the Borrower's will provide Lender with a copy of such amendment within 1 Business Day of execution), and the Borrowers have all necessary right, power and authority to consummate the transactions contemplated thereby and to perform and observe all obligations thereunder and none of the parties to the Approved Sale Agreement is in default in any of their respective obligations; (vi) each of the Borrowers has (a) full power, authority and legal right to own and operate all of its properties and assets and to carry on its respective business as now conducted and as proposed to be conducted; and (b) all requisite corporate power and authority to execute, deliver and fully perform all of the terms and conditions of this Amendment and all other agreements, documents and instruments contemplated hereby; and (v) each of the Borrowers shall (a) ensure, and cause any subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls the Borrowers, any guarantor or any subsidiary of any of them is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OF AC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended. All representations and warranties contained in this Amendment shall survive the execution and delivery hereof and any investigation made by the Lender or its agents or representatives. .

4.	Conditions to Effectiveness of Amendment. This Amendment shall become effective only upon the satisfaction of each of the following conditions precedent, to the satisfaction of the Lender:

	a.	Execution and delivery by the Borrowers and the Lender of this Amendment.

b.
Delivery to the Lender of a Secretary's Certificate of each Borrower, having attached thereto resolutions adopted by each of the Borrower's Board of Directors authorizing the transactions contemplated by this Amendment and designating Robert Davis as an authorized signer of each Borrower.

	c.	Execution and delivery of Modification Agreements for Note # 5004891 and Note # 5003775, revising such notes as provided herein.

	d.	Execution and delivery by the Borrowers of the Amended and Restated Revolving Note.

e.
Execution and delivery by Cycle Country Accessories Corporation of the Second Amendment to Mortgage attached hereto as Exhibits C. No mortgage amendments will be filed in Dickinson County, Iowa because the Cycle Country Accessories Corporation no longer owns property in that county.

	f.	Execution and delivery of a Guarantor's Acknowledgement and Consent by Cycle Country Accessories Subsidiary Corp.

	g.	Execution and delivery by the Borrowers and Kolpin Outdoors, Inc. of the side letter ("Side Letter") attached hereto as Exhibit D.

	h.	Execution and delivery by the Borrowers of the Lockbox Agreement attached hereto as Exhibit E.

	i.	Execution and delivery of such other agreements, instruments, documents, certificates and opinions as the Lender may reasonably request.

	j.	The Borrowers shall pay to the Lender a nonrefundable closing fee of $21,000.00, which shall be fully earned upon execution and delivery of this Amendment.

k.
The Borrower shall pay to the Lenders, as additional consideration for this Amendment, all costs and expenses incurred by the Lender (including, without limitation, attorneys' fees) in connection with the preparation, execution and delivery of this Amendment and all matters related hereto.

5.	Effective Time. Subject to conditions set forth in Section 3 of this Amendment, this Amendment shall be effective as of the date hereof upon signature by all parties hereto.

6.
Continuing Effect; Inconsistency. All of the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect, as amended hereby. Without limiting the foregoing, the Borrowers acknowledge and agree that each of the Security Documents remains in full force and effect and the rights and remedies of the Lender, and the obligations of the parties thereunder and the liens and security interest provided for therein remain in full force and effect and shall not be affected, impaired or discharged by reason of this Amendment or the transactions contemplated hereby. In the event there is determined to be any inconsistency between the terms and conditions of the existing Loan Documents and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern to the full extent of such inconsistency.

7.
Cross Default: Remedies. Any breach of warranty, misrepresentation or nonfulfillment of any agreement on the part of Borrowers under any one or more of the existing Loan Documents, this Amendment or any agreement, document or instrument contemplated hereby, shall he and constitute a breach and default under each and all of the Loan Documents, this Amendment and all other agreements, documents and instruments contemplated hereby. Lender shall have all rights and remedies available under the Loan Documents, this Amendment and all agreements, documents and instruments contemplated hereby, and all other rights and remedies available to it at law, in equity or otherwise, upon any such breach of warranty, misrepresentation or nonfulfillment of agreement by Borrowers.

8.
No Waiver. Nothing herein is intended or shall be construed as a waiver by the Lender of any breach, default or other nonfulfillment by the Borrowers under the Credit Agreement or any of the other Loan Documents.

9.
WAIVER OF CLAIMS. BORROWERS COVENANT, REPRESENT AND WARRANT TO LENDER THAT THE NOTES AND OTHER LOAN DOCUMENTS ARE NOT SUBJECT TO ANY CREDITS, CHARGES, CLAIMS, OR RIGHTS OF OFFSET OR DEDUCTION OF ANY KIND OR CHARACTER WHATSOEVER; AND HEREBY RELEASES AND DISCHARGES LENDER, IT'S OFFICERS, DIRECTORS, ATTORNEYS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION OF ANY KIND AND CHARACTER, WHETHER KNOWN OR UNKNOWN AND WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED, CONTINGENT, DIRECT OR INDIRECT, INCLUDING WITHOUT LIMITATION, ANY ACTION IN LAW OR EQUITY, THAT HAVE AT ANY TIME BEEN OWNED, OR THAT ARE HEREAFTER OWNED, BY BORROWERS AND THAT ARISE OUT OF ANY ONE OR MORE CIRCUMSTANCES OR EVENTS THAT OCCURRED PRIOR TO THE DATE OF THIS AMENDMENT. MOREOVER, BORROWERS WAIVE ANY AND ALL CLAIMS NOW OR HEREAFTER ARISING FROM OR RELATED TO ANY DELAY BY LENDER IN EXERCISING ANY RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY DELAY IN REALIZING UPON ANY COLLATERAL SECURING THE NOTES.

10.
No Future Obligation to Amend. The Borrowers hereby expressly recognize and agree that the Lender was in no way obligated or required to enter into this Amendment, and that the Lender has not agreed to and is not obligated or required to, in the future, waive, revise, alter or amend any of the terms or conditions of the Credit Agreement or any of the other Loan Documents, or to provide Borrowers with any additional credit facilities or other funds or credit.

11.	Receipt. The Borrowers hereby acknowledges receipt of a true and correct copy of this Amendment.

12.
Headings and Captions. The titles or captions of sections and paragraphs in this Amendment are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Amendment, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Amendment or any of its terms or conditions.

13.
Further Documents and Actions. Each of the Borrowers agrees to execute and deliver to the Lender such additional documents and to take all such further actions as the Lender may reasonable require in order to reflect the amendments to the Credit Agreement effected by this Amendment.

14.
Counterparts and Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall constitute one and the same instrument. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of the executed Amendment shall be deemed to be originals thereof.

15.	Recitals. The Recitals set forth in the forepart of this Amendment are true and correct and are an integral part of this Amendment.

16.
Binding Effect on Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IMPORTANT: READ BEFORE SIGNING, THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

	Cycle Country Accessories Corporation	Bank Midwest

By:
	Robert Davis, CEO	Curt Johnson, President/Chief Risk Officer

Cycie Country Accessories Corp.

By:
Robert Davis, CEO

[SIGNATURE PAGE TO 9th AMENDMENT]